Exhibit 99.1

903 Calle Amanecer, Suite 100 San Clemente, CA 92673 (949) 369-4000

For Additional Information:

Bryan Giglia

Vice President—Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS, INC. ANNOUNCES RESIGNATION OF STEVEN R.

GOLDMAN AS CHIEF EXECUTIVE OFFICER AND THE APPOINTMENT OF

ROBERT A. ALTER AS INTERIM CHIEF EXECUTIVE OFFICER

San Clemente, Calif. (March 6, 2008)—Sunstone Hotel Investors, Inc. (NYSE: SHO) announced today that Steven R. Goldman has tendered his resignation as President and Chief Executive Officer of the Company, to become President of Global Real Estate and Development at Hilton Hotels Corporation. Mr. Goldman will remain at the Company until the end of March to assist in the transition of duties.

The Board of Directors has appointed Robert A. Alter as interim Chief Executive Officer effective March 31, 2008. Mr. Alter currently serves as the Company’s Executive Chairman, and from its founding until March 2007, he served as the Company’s Chief Executive Officer. Mr. Alter will remain as interim Chief Executive Officer until a permanent chief executive officer is retained.

The Board expressed regret over Mr. Goldman’s decision, but wishes him well in his unique opportunity and appreciates his efforts and results during his tenure.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (REIT) that, as of the date hereof, has interests in 46 hotels with an aggregate of 16,085 rooms primarily in the upper-upscale segment operated under nationally recognized brands such as Marriott, Hyatt, Hilton, Starwood and Fairmont.

####